    As filed with the Securities and Exchange Commission on June 16, 1999
                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                            ORTEC INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

         DELAWARE                                            11-3068704
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                     3960 Broadway, New York, New York 10032
                    (Address of principal executive offices)



      ORTEC INTERNATIONAL, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)



                           STEVEN KATZ, PhD, PRESIDENT
                            ORTEC INTERNATIONAL, INC.
                                  3960 BROADWAY
                            NEW YORK, NEW YORK 10032
                                 (212) 740-6999
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    COPY TO:

                             GABRIEL KASZOVITZ, ESQ.
               FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA & BASS LLP
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 888-8200


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM
        TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                         CALCULATION OF REGISTRATION FEE


                                    PROPOSED    PROPOSED
  TITLE OF                          MAXIMUM     MAXIMUM
SECURITIES        AMOUNT            OFFERING    AGGREGATE         AMOUNT OF
  TO BE           TO BE             PRICE       OFFERING          REGISTRATION
REGISTERED        REGISTERED        PER SHARE   PRICE             FEE
Common Stock      610,000(1)        $ (2)       $7,331,407(3)     $2,039
($.001 par        shares
 value)

Common Stock      590,000(4)        $8.09375    $4,775,313(5)     $1,328
($.001 par        shares
 value)

Total             1,200,000
                  shares                                          $3,367


------

(1) Shares underlying options already granted under the Company's Amended and Restated 1996 Stock Option Plan (the "Plan").

(2) The maximum offering prices per share are equal to the various exercise prices of the options already granted under the Plan.

(3) The product resulting from multiplying the number of shares underlying options already granted under the Plan by the various exercise prices at which such options may be exercised, as determined in accordance with Rule 457(h) of the Securities Act of 1933, as amended.

(4)   Shares underlying the Plan for which no options have been granted.

(5) Estimated solely for purposes of calculating the registration fee on the basis of the product resulting from multiplying 590,000 shares of Common Stock by $8.09375, the average of the high and low prices of the shares of Common Stock on the Nasdaq SmallCap Market on June 11, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


  THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-47671),
     FILED WITH THE COMMISSION ON MARCH 10, 1998, ARE HEREBY INCORPORATED BY
                       REFERENCE, EXCEPT AS REVISED BELOW.


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

            The following documents filed with the Securities and Exchange Commission (the "Commission") by Ortec International, Inc., a Delaware corporation (the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

            (c) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A, filed December 5, 1995 and any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.     EXHIBITS.

NUMBER      DESCRIPTION OF EXHIBIT
------      ----------------------
**4         Ortec International, Inc. Amended and Restated 1996 Stock Option
            Plan

 *5         Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP

*23.1       Consent of Grant Thornton, LLP

*23.2       Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
            (contained in Exhibit 5)


----------

*     Filed herewith.

** Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on June 25, 1998, and incorporated herein by reference.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 16th day of June, 1999.

                                    ORTEC INTERNATIONAL, INC.



                                    By:   /s/Steven Katz
                                          -------------------------------------
                                          Steven Katz, PHD, President, Chief
                                          Executive Officer and Chairman

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date
         ---------                          -----                      ----
/s/ Steven Katz                     Chairman, Chief                    June 16, 1999
---------------------------         Executive Officer
Steven Katz, PhD                    and President
                                    (Principal Executive
                                     Officer)


/s/ Ron Lipstein                    Treasurer,                         June 16, 1999
---------------------------         Secretary, Chief
Ron Lipstein                        Financial Officer
                                    and (Principal
                                    Financial Officer)


/s/ Mark Eisenberg                  Senior Vice                        June 16, 1999
---------------------------         President - Research
Dr. Mark Eisenberg                  and Development and
                                    Director


/s/ Alain Klapholz                  Director and Vice                  June 16, 1999
---------------------------         President - Operations
Alain Klapholz




                                    Director
---------------------------
Joseph Stechler




/s/ Steven Lilien                   Director                           June 16, 1999
---------------------------
Steven Lilien, PhD

                                INDEX OF EXHIBITS


NUMBER      DESCRIPTION OF EXHIBIT
------      ----------------------
**4         Ortec International, Inc. Amended and Restated 1996 Stock Option
            Plan

 *5         Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP

*23.1       Consent of Grant Thornton, LLP

*23.2       Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
            (contained in Exhibit 5)


----------

*     Filed herewith.

** Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on June 25, 1998, and incorporated herein by reference.